UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2007

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street

Denver, Colorado 80203

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On July 11, 2007, Newmont Mining Corporation (the “Company”) and its subsidiary, Newmont USA Limited (the “Guarantor”) entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as the representatives (the “Representatives”) of the initial purchasers named therein (the “Initial Purchasers”). The Purchase Agreement covers the Company’s issuance and sale of $500 million in aggregate principal amount of the Company’s 1.250% Convertible Senior Notes due 2014 (the “2014 Notes”)and $500 million in aggregate principal amount of the Company’s 1.625% Convertible Senior Notes due 2017 (the “2017 Notes” and, together with the 2014 Notes, the “Notes”). The Purchase Agreement also granted the Initial Purchasers over-allotment options to purchase up to an additional $75 million aggregate principal amount of each of the 2014 Notes and 2017 Notes.

On July 12, 2007, the Initial Purchasers exercised their over-allotment options to purchase the full additional $75 million in aggregate principal amount of 2014 Notes and $75 million in aggregate principal amount of 2017 Notes.

On July 17, 2007, $575 million in aggregate principal amount of the 2014 Notes and $575 million in aggregate principal amount of the 2017 Notes were sold to the Initial Purchasers at a price of $1,000 per Note, less an Initial Purchaser discount of $19.50 per Note. The Notes are to be resold by the Initial Purchasers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”).

The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $1.125 billion.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

Convertible Note Hedge and Warrant Transactions

On July 11, 2007, the Company entered into convertible note hedge transactions and warrant transactions with JPMorgan Chase, National Association, London Branch; Citibank, N.A.; UBS AG, London Branch; and Deutsche Bank AG, London Branch (the “Counterparties”). On July 13, 2007, the Company entered into additional convertible note hedge transactions and warrant transactions with the Counterparties. These transactions included the purchase of call options and sale of warrants. The aggregate cost to the Company of the purchased call options was approximately $366.0 million, which was partially offset by approximately $248.4 million that the Company received from the sale of the sold warrants.

The purchased call options cover an aggregate of 49,775,912 shares of the Company’s common stock, par value $1.60 per share (the “Common Stock”). Concurrently with entering into the purchased call options, the Company entered into warrant transactions with each of the Counterparties. Pursuant to the warrant transactions, the Company sold to the Counterparties warrants to purchase, in the aggregate and subject to customary anti-dilution adjustments, 49,775,912 shares of Common Stock. In most cases, the warrants may not be exercised prior to the maturity of the Notes.

The purchased call options and sold warrants are separate contracts with the Counterparties, are not part of the terms of the Notes and do not affect the rights of holders under the Notes. A holder of the Notes will not have any rights with respect to the purchased call options or the sold warrants. The purchased call options are expected to reduce the potential dilution upon conversion of the Notes if the market value per share of the Common Stock at the time of exercise is greater than approximately $46.21, which corresponds to the initial conversion price of the Notes. The sold warrants have an exercise price of $60.27 and are expected to result in some dilution should the price of the Company’s Common Stock exceed this exercise price.

If the market value per share of the Common Stock at the time of conversion of the Notes is above the strike price of the purchased call options, the purchased call options entitle the Company to receive from the Counterparties net shares of Common Stock, cash or a combination of shares of Common Stock and cash, depending on the consideration paid on the underlying Notes, based on the excess of the then current market price of the Common Stock over the strike price of the purchased call options. Additionally, if the market price of the Common Stock at the time of exercise of the sold warrants exceeds the strike price of the sold warrants, the Company will owe the Counterparties net shares of Common Stock or cash, not offset by the purchased call options, in an amount based on the excess of the then current market price of the Common Stock over the strike price of the sold warrants.

For the Company, these transactions will generally have the effect of increasing the conversion price of the Notes to $60.27 per share of Common Stock, representing a 50 percent premium based on the last reported sale price of $40.18 per share on July 11, 2007.

Indentures

The 2014 Notes are governed by an indenture, dated as of July 17, 2007 (the “2014 Indenture”), among the Company, the Guarantor and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The 2017 Notes are governed by an indenture, dated as of July 17, 2007 (the “2017 Indenture” and, together with the 2014 Indenture, the “Indentures”), among the Company, the Guarantor and the Trustee.

The 2014 Notes will bear interest at a rate of 1.250% per year and the 2017 Notes will bear interest at a rate of 1.625% per year, in each case payable semiannually in arrears in cash on January 15 and July 15 of each year, commencing on January 15, 2008. The 2014 Notes and the 2017 Notes will mature on July 15, 2014 and July 15, 2017, respectively.

Prior to June 1, 2014, in the case of the 2014 Notes, and June 1, 2017, in the case of the 2017 Notes, holders may convert their Notes into cash and shares of the Company’s Common Stock (or, at the Company’s election, in lieu of such shares of Common Stock, cash or any combination of cash and shares of the Company’s Common Stock), if any, at the applicable conversion rate under the following circumstances:

•

during any fiscal quarter commencing after September 30, 2007 if the last reported sale price of the Company’s Common Stock is greater than or equal to 130% of the applicable conversion price for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;

•

during the five business day period after any 10 consecutive trading-day period in which the trading price per $1,000 principal amount of Notes of the applicable series was less than 98% of the product of the last reported sale price of the Company’s Common Stock and the applicable conversion rate; or

•	upon the occurrence of specified corporate transactions.

On or after June 1, 2014, in the case of the 2014 Notes, and June 1, 2017, in the case of the 2017 Notes, holders may convert their Notes at any time prior to the close of business on the third scheduled trading day immediately preceding the applicable maturity date, regardless of the foregoing circumstances.

The initial conversion rate for the Notes is 21.6417 shares of the Company’s Common Stock per $1,000 principal amount of 2014 Notes or 2017 Notes, as the case may be, equivalent to a conversion price of approximately $46.21 per share, subject to adjustment.

Upon conversion, the Company will pay cash and deliver shares of the Company’s Common Stock (or, at the Company’s election, in lieu of such shares of Common Stock, cash or any combination of cash and shares of the Company’s Common Stock), if any, based on a daily conversion value calculated on a proportionate basis for each trading day of the 25 trading-day observation period. If holders elect to convert Notes in connection with certain corporate transactions that occur on or prior to maturity of the Notes, the Company will increase the conversion rate by a number of additional shares of Common Stock upon conversion.

Holders will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a Note, except in limited circumstances. Instead, interest will be deemed paid by the cash and the Company’s Common Stock, if any, delivered to holders upon conversion.

If the Company undergoes a fundamental change (as defined in the Indentures), holders may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. The Company will pay cash for all Notes so repurchased.

The Notes are the Company’s general unsecured obligations that rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes and equally in right of payment with all of the Company’s existing and future unsecured indebtedness and liabilities that are not so subordinated. The Notes effectively rank junior to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness, and are effectively subordinated to all debt and other liabilities of the Company’s non-guarantor subsidiaries.

Each of the 2014 Notes and the 2017 Notes is initially being guaranteed on a senior unsecured basis by the Guarantor. The guarantees will be released if the Guarantor ceases to guarantee more than $75 million of other debt of the Company. The guarantees are general unsecured senior obligations of the Guarantor and rank equal in right of payment to all of the Guarantor’s existing and future senior unsecured indebtedness and senior in right of payment to all of the Guarantor’s future subordinated indebtedness. The guarantees effectively rank junior to any secured indebtedness of the Guarantor to the extent of the value of the assets securing such indebtedness.

The Indentures contain customary terms and covenants that upon certain events of default, including without limitation, failure to pay when due any principal amount or certain cross defaults in other agreements or instruments, occurring and continuing, either the Trustee or the holders of 25% in aggregate principal amount of the Notes may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency of the Company or the Guarantor, the principal amount of the Notes and accrued interest automatically becomes due and payable.

Registration Rights Agreement

In connection with the sale of the Notes, the Company, the Guarantor and the Representatives entered into a Registration Rights Agreement dated as of July 17, 2007 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Guarantor agreed for the benefit of the holders of the Notes and the Common Stock issuable upon conversion of the Notes that the Company will file, as soon as practicable but no later than the 90th day after July 17, 2007, a shelf registration statement covering resales of the Notes and the Common Stock issuable upon conversion pursuant to Rule 415 under the Securities Act. The Company will also use commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than the 180th day after July 17, 2007.

The Company will use commercially reasonable efforts to keep the shelf registration statement effective for a period of two years after the closing of the offering of the Notes or until the earlier of (i) the sale or transfer pursuant to a shelf registration statement of all of the Notes and Common Stock issuable upon conversion of the Notes, (ii) the date when holders (other than holders that are affiliates of the Company) of the Notes and Common Stock issuable upon conversion of the Notes are able to sell all such securities immediately without restriction; and (iii) the date on which all of the Notes have been converted or all of the Notes and Common Stock issuable upon conversion of the Notes otherwise cease to be outstanding. The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligations to register the Notes and the Common Stock issuable upon conversion of the Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 17, 2007, the Company, the Guarantor and the Trustee entered into the 2014 Indenture and the 2017 Indenture, and the Company issued $575 million in aggregate principal amount of the 2014 Notes and $575 million in aggregate principal amount of the 2017 Notes to the Initial Purchasers.

Additional information pertaining to the Indentures and the Notes is contained under “Indentures” in Item 1.01 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On July 11, 2007, as further described under “Purchase Agreement” in Item 1.01 above, the Company agreed to sell $500 million aggregate principal amount of the 2014 Notes and $500 million aggregate principal amount of the 2017 Notes to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. On July 12, 2007, the Initial Purchasers exercised their over-allotment options to purchase an additional $75 million in aggregate principal amount of 2014 Notes and an additional $75 million in aggregate principal amount of 2017 Notes. The closing of the sale of the Notes occurred on July 17, 2007.

The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $1.125 billion. The Company used a portion of the net proceeds of the offering to pay the cost of the convertible note hedge transactions described under “Convertible Note Hedge and Warrant Transactions” in Item 1.01 above. This cost was partially offset by amounts that the Company received from the sale of warrants as described under “Convertible Note Hedge and Warrant Transactions” in Item 1.01 above. The Company used approximately $885 million of the remaining net proceeds from the offering to repay outstanding indebtedness under its senior revolving credit facility, and the remainder for general corporate purposes.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Also on July 11, 2007, as further described under “Convertible Note Hedge and Warrant Transactions” in Item 1.01 above, the Company agreed to sell warrants to acquire, in the aggregate and subject to customary anti-dilution adjustments, 49,775,912 shares of Common Stock at an exercise price of $60.27 per share of Common Stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company received aggregate proceeds of approximately $248.4 million from the sale of the warrants.

The warrants and the underlying Common Stock issuable upon conversion of the warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the sale of the Notes and the warrants is contained in Item 1.01 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: July 17, 2007